UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2002

ASHWORTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18553 (Commission File Number)	84-1052000 (IRS Employer Identification No.)

2765 Loker Avenue West Carlsbad, California (Address of Principal Executive Offices)	92008 (Zip Code)

Registrant’s telephone number, including area code: (760) 438-6610

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On November 22, 2002, Ashworth, Inc. (the “Company”) announced that it had executed an agreement to have its new U.S. Distribution Center built to the Company’s specifications on a site in the Ocean Ranch Corporate Center in Oceanside, California at an estimated cost of the land and building of approximately $15 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Pursuant to General Instruction F of Form 8-K, the following document is incorporated by reference herein and attached as an exhibit hereto:

Exhibit	Description

99.1	Ashworth, Inc. press release dated November 22, 2002 regarding the Distribution Center Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHWORTH, INC.

Date: November 26, 2002	By:	/s/ Terence W. Tsang Terence W. Tsang Executive VP, COO & CFO

EXHIBIT INDEX

Exhibit	Description

99.1	Ashworth, Inc. press release dated November 22, 2002 regarding the Distribution Center Agreement.